AGREEMENT AND RELEASE


         IT IS HEREBY STIPULATED AND AGREED by and between THOMAS J. MULVANEY ("MULVANEY") and KINNARD INVESTMENTS, INC. ("KINNARD"), for the good and sufficient consideration set forth below, as follows:

         1. KINNARD INVESTMENTS, INC., as used herein, shall at all times mean KINNARD INVESTMENTS, INC., its parent, subsidiaries (including, but not limited to John G. Kinnard & Co., Inc., PRIMEVEST Financial Services, Inc. and Headwaters Capital Management, LLC), successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, shareholders and agents of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of KINNARD INVESTMENTS, INC., in their official and individual capacities.

         2. MULVANEY hereby agrees that on the Effective Date of this Agreement and Release, as set forth in Paragraph 5 hereof, he voluntarily resigns all of his positions of employment with KINNARD, including, but not limited to (1) Chairman of the Board of Directors of KINNARD INVESTMENTS, INC., (2) a member of KINNARD INVESTMENTS, INC.'s Board of Directors, (3) an Officer of KINNARD INVESTMENTS, INC., (Including the position of President and Chief Executive Officer), (4) an employee of KINNARD INVESTMENTS, INC., (5) Chairman of the Board of Directors of John G. Kinnard & Co., Inc. ("JGK"), (6) a member of JGK's Board of Directors, (7) an Officer of JGK (including, but not limited to President and Chief Executive Officer), (8) an employee of JGK, (9) a member of

PRIMEVEST Financial Service, Inc.'s Board of Directors, and (10) Governor of Headwaters Capital Management, LLC.

     3. Specifically, in consideration for MULVANEY's agreement to the terms hereof, KINNARD agrees to pay MULVANEY the payments and provide MULVANEY the benefits as described below:

                  (a) Severance pay in the form of salary continuation (according to regular payroll practices at his regular base salary as of September 14, 1995) for the period from September 15, 1995, through December 31, 1995, in the amount of FORTY-THREE THOUSAND, SEVEN HUNDRED FIFTY DOLLARS AND NO CENTS ($43,750.00), which salary continuation shall be subject to appropriate federal, state and FICA and other tax withholdings.

                  (b) Severance pay in the total amount of TWO HUNDRED-FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00), to be paid in twenty (20) bimonthly payments of TWELVE THOUSAND FIVE HUNDRED DOLLARS AND NO CENTS ($12,500.00), during the period from January 1996 through October 1996, which payments shall be subject to federal and state tax and FICA withholdings.

                  (c) A lump sum payment in the gross amount of ONE HUNDRED FORTY- THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS AND NO/CENTS ($143,750.00) for claims for personal injury, pain and suffering, emotional anguish, distress and anxiety, loss of self esteem, humiliation, and damage to his personal reputation, to be paid on the Effective Date of this Agreement and Release as described below in Paragraph 5.

                  (d) In the event of MULVANEY's death prior to the making of any payment due under Paragraphs 3(a) through 3(c), such payment shall be made to the beneficiary designated by MULVANEY for the purposes of this Agreement, if any, otherwise to the personal representative of MULVANEY's estate.

                  (e) Payment to MULVANEY'S attorneys, Mackall, Crounse & Moore, in an amount not to exceed FIVE THOUSAND DOLLARS AND NO CENTS ($5,000.00), within five (5) days of Mackall, Crounse & Moore's submission of a detailed invoice to KINNARD.

                  (f) Subject to the terms of Paragraph 3(d), MULVANEY agrees that neither he nor his attorneys will make any claim against KINNARD for attorneys' fees, costs, interest or any and all other expenses which may have been incurred by MULVANEY.

     (g) MULVANEY shall also receive a contribution for 1995 to the John G. Kinnard and Company, Incorporated Employee Stock Ownership Plan, pro rated at seven- twelfths (7/12ths) the annual contribution.

                  (h) The PARTIES acknowledge that recovery for personal injury damages, as described above in Paragraph 3(c), may be compensated in accordance with Section 104(a)(2) of the Internal Revenue Code of the United States [26 U.S.C. ss. 104(a)(2)] and the administrative regulations promulgated thereunder as well as recent federal appellate court decisions. Therefore, there shall be no deduction for state or federal taxes, FICA taxes, or any other tax deduction or reporting.

     (i) KINNARD makes no warranty concerning the tax treatment of any sums paid hereunder under said laws, and MULVANEY has not relied on any such warranty. Further, MULVANEY agrees to indemnify KINNARD and hold KINNARD harmless from any claim against KINNARD resulting from the characterization and tax treatment of the payments made under Paragraph 3(c).

                  (j) In addition to the above-described payments, MULVANEY shall also be eligible to receive the medical and life insurance benefits he previously received as an employee through December 31, 1995, at which time he shall become eligible for his COBRA rights.

                  (k) MULVANEY shall be eligible to exercise his stock options in accordance with the terms of his option agreements and the Kinnard 1990 Stock Option Plan and 1992 Employee Stock Ownership Plan.

         4. (a) MULVANEY acknowledges that he was given at least twenty-one (21) days after September 20, 1995, which was the date he received a copy of this Agreement and Release, to consider whether the terms of this Agreement and Release are acceptable to him. Insofar as MULVANEY may have signed this Agreement and Release prior to the expiration of such twenty-one (21) day period, he hereby acknowledges that he did so freely and voluntarily, and upon advice of his legal counsel to the effect that his so doing does not impair the validity of any release given by him hereunder.

     (b) Notification of Rights Pursuant to the Minnesota Human Rights Act (Minnesota Statutes & 363.01. et seq.) and the Federal Age Discrimination in Employment Act, (29 U.S.C. ss. 621 et seq.) MULVANEY is hereby notified of his right to rescind the release of claims in regard to claims arising under the Minnesota Human Rights Act, Minnesota Statutes Chapter 363, within fifteen (15) days of the signing of this Agreement and Release, and with regard to his rights under the federal Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq., within seven (7) days after the signing of this Agreement and Release. In order to be effective, the rescission must be in writing and delivered to Gerald
M.  Gifford,  Secretary,  Kinnard  Investments,  Inc.,  920  2nd  Avenue  South,
Minneapolis, Minnesota 55402, by hand or mail. If delivered by mail, the rescission must be postmarked within the required period, properly addressed to Gerald M. Gifford, as set forth above, and sent by certified mail, return receipt requested. It is further understood that if MULVANEY rescinds the release of claims, in accordance with this Paragraph 4(a), that KINNARD shall have no obligation to make the payments or provide the benefits as described in Paragraph 3 of this Agreement and MULVANEY shall immediately repay any monies paid to him pursuant to this Agreement and Release on or after September 14, 1995.

                  (c) Acknowledgement of Reading and Understanding Consultation With Counsel: Period to Consider Agreement. MULVANEY, by his signature to this Agreement, acknowledges and agrees that he has carefully read and understood all provisions of this Agreement, and that he has entered into this Agreement knowingly and voluntarily. MULVANEY further acknowledges that KINNARD has advised him to consult with counsel prior to signing this Agreement, and MULVANEY acknowledges that he has consulted with or had the opportunity to consult with legal counsel.

         5. The Effective Date of this Agreement and Release shall be on the eighteenth (18th) day after MULVANEY signs this Agreement and Release, as set forth in Paragraph 4(a) hereof.

         6. MULVANEY agrees that he has or will return to KINNARD all property in his possession, including but not limited to all customer lists, computer discs, employment manuals, records, correspondence and any and all other documents or materials.

         7. KINNARD specifically denies any liability to MULVANEY for any and all claims which have been or could be asserted by MULVANEY against KINNARD and neither this Agreement and Release, nor anything contained herein, shall be construed as an admission by KINNARD of any liability or unlawful conduct whatsoever. MULVANEY specifically denies any liability to KINNARD for any and all claims which have been or could be asserted by KINNARD against MULVANEY and neither this Agreement and Release, nor anything contained herein, shall be construed as an admission by MULVANEY of any liability or unlawful conduct whatsoever.

         8. MULVANEY agrees that for the period from September 15, 1995, through September 14, 1996, MULVANEY shall not, directly or indirectly, induce any employee of KINNARD or its subsidiaries to engage, directly or indirectly, in competition with KINNARD in any manner or capacity (e.g., as a principal, agent, partner, officer, director, stockholder, employee or otherwise), in any aspect of the securities, brokerage and/or investment business which KINNARD is engaged in on September 15, 1995, or solicit any customers of KINNARD or its subsidiaries, directly or indirectly, for purposes competitive with KINNARD or its subsidiaries. Nothing in this Paragraph 8 shall be interpreted to prohibit MULVANEY from continuing to offer brokerage services to those persons who were his customers during the time he was employed with KINNARD. The parties agree that KINNARD would not have an adequate remedy at law for the breach of any provision of this Paragraph 8 so, in addition to any other relief afforded by law, KINNARD shall have the right to enforce any provision of this Paragraph 8 by preliminary temporary and permanent injunctive relief against MULVANEY and any other person concerned thereby; it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies. KINNARD seeking such relief shall not be considered a breach of KINNARD's right to demand arbitration. In the event of any breach of this Paragraph 8 by MULVANEY, the duration of MULVANEY's obligation under this Paragraph 8 shall automatically be extended beyond its then-scheduled expiration date for an additional period equal to the duration of the breach, provided an action shall have been commenced on account of such breach during the initial period of MULVANEY's obligation under this Paragraph 8. In the event that a court of competent jurisdiction determines that any provision of this Agreement is unreasonable, it may limit such provision to the extent it deems reasonable, without declaring the provision invalid in its entirety. The preceding sentence shall not be construed as an admission by KINNARD, but is only included to provide KINNARD with the maximum possible protection consistent with the right of MULVANEY to earn a livelihood subsequent to the termination of his employment.

         9. THE PARTIES, for themselves, heirs, legal representatives, estates and successors in interest, hereby releases and forever discharges each other of and from any and all actions or causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages, claims for attorneys fees, judgments, costs, disbursements, severance benefits, bonuses, deferred compensation and demands whatsoever, in law or entity, they ever had, now have, or shall have as of the Effective Date of this Agreement and Release, including, but not limited to, any alleged violation of any federal, state or local law, regulation or ordinance prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, handicap, sexual harassment, disability or any other basis, or any alleged obligation created by statute (including, but not limited to the Age

Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Minnesota Human Rights Act), ordinance, rule or regulation or by common law contract or tort theory, that they ever had, now have or shall have as of the Effective Date of this Agreement and Release; provided, that this release shall not extend to claims arising under the terms, or by reason of any breach, of this Agreement.

         10. THE PARTIES agree to release and discharge each other not only from any and all claims which they could make on their own behalf, but also those which may or could be brought by any other person or organization in their behalf, and they specifically waive any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against the other arise, in whole or in part, from any event which occurred as of the date of this Agreement and Release.

         11. THE PARTIES affirm that they have not caused or permitted to be filed any charge, complaint or action against each other. In the event that there is outstanding any such charge, complaint, or action, the PARTIES agree to seek their immediate withdrawal and dismissal with prejudice. In the event that for any reason said charge, complaint, or action is not withdrawn, the PARTIES agree not to voluntarily testify, provide documents, or otherwise participate, or to permit others to voluntarily participate on their behalf, in any investigation or litigation arising therefrom or associated therewith and to execute such other papers or documents as their respective counsel determines may be necessary to have said charge, complaint or action dismissed with prejudice.

     12. MULVANEY shall be entitled to indemnification from KINNARD as set forth in the KINNARD's Bylaws, which provide, among other things, that the indemnification provided for in the Bylaws continues as to a person who ceases being a director, officer, employee or agent of KINNARD.

     13. All terms and conditions of this Agreement shall be kept strictly confidential by all PARTIES hereto until disclosed by KINNARD in accordance with disclosure requirements of federal securities laws; disclosure by KINNARD of any term or condition shall not waive the obligation of confidentiality as to any other terms or conditions. 14. MULVANEY promises and agrees not to disclose, either directly or indirectly, in any manner whatsoever, any information of any kind regarding either (a) the substance or the existence of any belief he or any other person may have that KINNARD engaged in any unlawful or tortious conduct towards him, or breached any contract, or (b) subject to paragraph 13 above, the terms of this Agreement and Release, to any person or organization, including, but not limited to, representatives of local, state or federal agencies, members of the press and media, present and former officers, employees and agents of KINNARD, and other members of the public. The PARTIES agree that KINNARD would not have an adequate remedy at law for the breach of any provision of this Paragraph 14 so, in addition to any other relief afforded by law, KINNARD shall have the right to enforce any provision of this Paragraph 13 by preliminary temporary and permanent injunctive relief against MULVANEY and other person concerned thereby; it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies. KINNARD seeking such relief shall not be considered a breach of KINNARD's right to demand arbitration. In the event that KINNARD takes steps to seek relief from an alleged breach of this Paragraph all of the remaining provisions of this Agreement and Release shall remain in full force and effect. This Paragraph shall not prohibit MULVANEY from (i) discussing the consideration being provided him pursuant thereto with his tax advisors, (ii) accurately reporting the nature of the consideration being provided him pursuant thereto on his income tax returns, (iii) discussing the underlying terms of this Agreement and Release with his attorneys, his wife or his medical doctors, (iv) advising a governmental taxing authority of the said consideration or of the existence of this Agreement and Release, in response to a question or questions posed by such taxing authority, (v) testifying pursuant to a court order or a subpoena issued by a governmental agency which appears valid on its face, (vi) revealing the terms of this Agreement and Release as required by and in accordance with any law, regulation or ordinance, or (vii) stating "the matter has been resolved and the terms of the resolution are confidential" in response to an inquiry.

         15. Notwithstanding any provisions contained in this Agreement, MULVANEY agrees that he will fully cooperate as a witness for KINNARD with respect to any current or future litigation, arbitration or dispute, including but not limited to being available for deposition testimony, trial testimony, preparation of written discovery or responses to written discovery. KINNARD shall reimburse MULVANEY for reasonable expenses reasonably incurred by him in connection with such activities, including lost wages (not to exceed $600.00 per day unless mutually agreed upon).

     16. The PARTIES to this Agreement and Release mutually agree that they shall not defame or disparage the other party.

     17. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration (subject to KINNARD's right to seek injunctive relief as set forth in Paragraphs 8 and 14.) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practice securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions as permitted under such rules. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses; provided, that each party shall pay its own attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

     18. This Agreement and Release shall be construed under and governed by the laws of the State of Minnesota.

         19. If any provision of this Agreement and Release shall, for any reason, be breached by a party hereto or be adjudged to be void, invalid or unenforceable, the remainder of this Agreement and Release shall nonetheless continue and remain in full force and effect.

         20. All notices from or to any of the parties hereto shall be in writing and shall be considered to have been duly given if sent by certified or registered United States mail postage prepaid, return receipt requested, to the other party at such address as both parties may hereafter designate to the other.

         21. This Agreement and Release may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         22. This Agreement and Release shall be binding upon, and each and every benefit and obligation provided for herein shall inure to, the PARTIES hereto and their respective heirs, legal representatives, successors, affiliated entities, transferees or assigns.

         23. The waiver by KINNARD or MULVANEY of the breach or nonperformance of any provision of this Agreement and Release by the other will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement and Release or any similar agreement with any other employee.

     24. This Agreement and Release contains the full agreement of the PARTIES and may not be modified, altered or changed in any respect except upon the express prior written consent of both PARTIES hereto. The PARTIES hereby agree and acknowledge that this Agreement and Release supersedes and terminates any prior agreements and understandings between the PARTIES. The PARTIES, who have negotiated with respect to the terms hereof, have read the foregoing Agreement and Release, have consulted with counsel, and understand the meaning of each of the terms hereof. The PARTIES enter into this Agreement and Release freely and of their own volition.

     IN WITNESS WHEREOF, the PARTIES have hereunto set their hand this 21st day of September 1995.

9/21/95                                              /s/ Thomas J. Mulvaney
Date                                                 THOMAS J. MULVANEY


STATE OF MINNESOTA                  )
                                    ) ss:
COUNTY OF HENNEPIN                  )

         I /s/ Dennis E. Grande , a Notary Public, do hereby certify that Thomas
J. Mulvaney, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this 21 day of September 1995.


                                   /s/ Dennis E. Grande
                                   NOTARY PUBLIC
My Commission Expires:

1/31/00

                                                     KINNARD INVESTMENTS, INC.



Date: 9/25/95                                        By /s/ Hilding C. Nelson
                                                        Title Director

STATE OF MINNESOTA                  )
                                    )ss:
COUNTY OF HENNEPIN                  )

     Before me, a notary public for and within the county of Hennepin, State of Minnesota, this 25th day of September 1995, personally appeared Hilding C. Nelson , to me known, and, who after being first duly sworn deposed and stated that _(s)he is the Director of KINNARD INVESTMENTS, INC., and that (s)he is duly authorized by KINNARD INVESTMENTS, INC., to execute and acknowledge the foregoing Agreement and Release and that said Director did acknowledge to me that _(s)he executed the same as his own free act and deed on behalf of KINNARD INVESTMENTS, INC.

         Given under my hand and official seal this 25th day of September 1995.

                                  /s/ Angela I. Rodine
                                  NOTARY PUBLIC
My Commission Expires:

1/31/00
Date